Core Plan


                                 INFOVISTA S.A.
                         2001 EMPLOYEE STOCK OPTION PLAN
          UNOFFICIAL TRANSLATION INTO ENGLISH FOR INFORMATION PURPOSES

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On the  basis  of the  authorisation  given by the  extraordinary  shareholders'
meeting of December 18, 2000 to grant, on one or several occasions, options to subscribe to shares in InfoVista SA (hereinafter the "Company") to employees or directors of the Company and its subsidiaries, (so long as such employees or directors hold less than 10% of the capital), in a maximum amount of 2,000,000 new shares, the nominal value of which is 0,54 Euro each, the board of directors of the Company decided on January 24, 2001, under the provisions of Article L.225-177 et seq. of the French Commercial Code, to adopt this set of rules (the "Plan") for the purpose of implementing the stock option plan bearing on shares of stock of the Company with a view to granting to "Eligible Persons" (as such term is defined below) options to subscribe to shares of the Company. On September 26, 2001 the rules of the Plan were amended by the board of directors of the Company.

1.   PURPOSE OF THE PLAN
     -------------------

     The purpose of this Stock Option Plan is:

     - to attract and retain the best available personnel for positions of substantial responsibility;

     -    to provide additional incentive to Eligible Persons; and

     -    to promote the success of the Company's business.


2.   TERRITORIAL APPLICATION OF THE PLAN
     -----------------------------------

     It is intended that the Plan shall apply to all employees and directors both of the Company and of its Affiliated Companies. To this effect the Company has prepared local plans which are annexed as schedules hereto, as follows:

     -    Schedule 1: France
     -    Schedule 2: USA
     -    Schedule 3: UK (scheme to be approved by the Inland Revenue)
     -    Schedule 4: Germany
     - Schedule 5: International Plan applicable to other countries or countries covered in Schedules 2 to 4 above, as and when specifically required.

     All the provisions of the Core Plan shall apply to each of the Local Plans, save where varied by a Local Plan.


3.   DEFINITIONS.
     ------------

     Where there is an inconsistency between a definition in the Core Plan and that in a Local Plan, the definition given in the Local Plan shall prevail.


     (a) "Share" means a new share issued by the Company the nominal value of which is 0,54 Euro.

     (b)  "Director" means a member of the Board.

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                                                                       Core Plan


     (c) "Shareholder Authorisation" means the authorisation to grant stock options given to the Board by the shareholders of the Company in the general meeting held on 18th December 2000.

     (d) "Participant" means an Eligible Person who holds at least one outstanding Option.

     (e)  "Capital" means the share capital of the Company.

     (f) "Board" and "Board of Directors" mean the board of directors of the Company.

     (g) "Option Agreement" means the written agreement between the Company and a Participant stating the terms and conditions of the individual Option granted to the Participant. The Option Agreement is subject to the terms and conditions of the Plan. Option Agreement shall mean, in the absence of other documentation, the Notice of Grant which shall be deemed to be accepted when the Participant exercises the Option granted by the Notice of Grant.

     (h) "Grant Date" means in relation to an Option the date on which the Board decided to grant such Option.

     (i) "Notice of Grant" means a written notice of the Company stating the main terms and conditions of an individual grant of one or several Options. The Notice of Grant is part of the Option Agreement.

     (j)  "Eligible Person" shall be defined in each Local Plan.

     (k) "Disability" means disability as recognised pursuant to a medical examination under the law applicable in the country in which the Participant is employed.

     (l)  "Option" means a stock option granted pursuant to the Plan.

     (m)  "Plan" means the Core Plan and the Local Plan taken together.

     (n)  "Core Plan" means the present stock option plan.

     (o)  "Local  Plan"  means  the  stock   option   plans   specific  to  each
          jurisdiction as annexed in Schedules 1 to 5.

     (p) "Option Exchange Programme" means a programme whereby outstanding Options are surrendered in exchange for options with lower share subscription price.

     (q) "Continuing Status as an Eligible Person" means as regards an Eligible Person that their appointment or their employment agreement with the Company or any Affiliated Company is neither interrupted nor terminated. Continuous Status as an Eligible Person shall not be considered interrupted in the case of any leave of absence authorised by the Company or any transfers between locations of the Company or between the Company and any Affiliated Company, or vice versa. Leaves of absence authorised by the Company shall include sick leave, military leave, or any other personal leave.

     (r) "Company" means INFOVISTA S.A, a corporation organised under the laws of the Republic of France whose registered office is situated at 6, rue de la Terre de Feu - 91952 Courtaboeuf (Registration number 334 088 275 at the Commercial and Company Register of Evry, France).

                                                                       Core Plan


     (s) "Affiliated Company" means a company which conforms with the following criteria set forth in Article 225-180 of the French Commercial Code:

          - companies of which at least one tenth (1/10) of the share capital or voting rights are held directly or indirectly by the Company;

          - companies which hold directly or indirectly at least one tenth (1/10) of the share capital or voting rights of the Company; or

          - companies of which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which itself holds directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company.

     (t) "Fair Market Value" means the value for one Share as determined in good faith by the Board in accordance with the terms of the Shareholder Authorisation relating to the Share subscription price and in compliance with the legislation applicable, in particular tax legislation.

     (u) "Cash Compensation" means cash offered to the Participant in exchange for cancelling any Options which have been granted to him under the Plan and which have not lapsed at the date of the Change of Control.

     (v) "Change of Control" occurs when a company or person obtains the majority of the share capital of the Company and/or voting rights attached to the share capital of the Company.

     (w) "Take-over Bid" a public offer to acquire of exchange all the share capital of the Company which has been declared admissible by the Conseil des Marches Financiers.

     (x) "New Options" means options granted to the Participants to acquire shares in an acquiring company which replace the Options that have not lapsed at the date of the Change of Control.




4.   STOCK SUBJECT TO THE PLAN
     -------------------------

     Subject to the provisions of Section 12 of the Core Plan, the maximum aggregate number of Shares over which Options may be granted and issued under the Core Plan is 2,000,000 Shares.

     If an Option expires or becomes unexercisable for any reason without having been exercised, the unsubscribed Shares which were subject thereto shall, unless the Core Plan shall have been terminated, become available again for grant as part of one or more new Options under the Core Plan.

5.   ADMINISTRATION OF THE CORE PLAN
     -------------------------------

5.1  Procedure

     The Plan shall be administered by the Board of Directors.

5.2  Powers of the Board of Directors

     Subject to the provisions of the French Commercial Code, the Shareholder Authorisation, and the Plan, the Board shall have the full delegated authority, in its discretion:

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                                                                       Core Plan


     (i)  to  determine  the Fair  Market  Value of the  Shares,  as  defined in
          Section  3 of the  Core  Plan in  accordance  with the  provisions  of
          Section 9 of the Core Plan;

     (ii) to determine the Eligible Persons to whom Options may be granted hereunder;

     (iii)to select the Eligible Persons to whom Options are granted hereunder and the terms of such Options;

     (iv) to decide the number of Shares which may be subscribed under each Option granted hereunder;

     (v) to approve or amend the forms of Option Agreements for use under the Local Plans;

     (vi) to determine the terms and conditions of any Options granted hereunder. Such terms and conditions shall include, but shall not be limited to, the exercise price (set in compliance with the legislation applicable, and the provisions related to the discount that may be granted to the Participants compared to the stock exchange price of the Shares), the date or dates when the Options may be exercised (which may be based, inter alia, on seniority and performance criteria). In each case, these terms and conditions, other than the exercise price, shall be fixed at the Board' s sole discretion;

     (vii)to construe and interpret the terms of the Plan and of the Options granted pursuant to the Plan;

     (viii) to prescribe, amend and rescind all provisions of the Plan, including all provisions relating to different categories of Options created for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     (ix) to modify the terms of each Option (subject to the provisions of Section 14 of the Core Plan);

     (x) to authorise any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Board;

     (xi) to decide and put into effect an Option Exchange Program;

     (xii) to determine the rights and obligations applicable to Options; and

     (xiii) to make all necessary or appropriate decisions for administering the Plan.


5.3  Effect of the Board's Decision

     The decisions and interpretations of the Board shall be final and binding on all Participants.

6.   LIMITATIONS
     -----------

6.1 Neither the Plan nor any Option shall confer upon a Participant any right to continuing employment or maintenance in office with the Company or any Affiliated Company, nor shall they limit in any way the rights of the Participants, the Company or of any Affiliated Company, to terminate such employment or such term of office at any time, with or without cause.


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                                                                       Core Plan


6.2 No member of the Board of Directors shall be eligible, merely by reason of his office, to receive any Option under the Plan.

7.   DURATION OF THE PLAN
     --------------------

     Subject to the approval of the shareholders of the Company in accordance with Section 16 of the Core Plan, the Plan entered into effect on January 24th, 2001, the date of its adoption by the Board and Options may have been granted since such date.

     The Plan shall continue in effect for a term of five (5) years, as from the date of the extraordinary general meeting of December 18, 2000, unless terminated earlier under Section 14 of the Core Plan, so that Options may be granted hereunder until December 18, 2005.

8.   DURATION OF OPTIONS
     -------------------

     The duration of each Option which is (10) years from the Grant Date, in accordance with the Shareholder Authorisation, shall be stated in the Notice of Grant.

     However, in the Board's sole discretion, the Notice of Grant may provide for a shorter option period for certain Participants, in so far as such a shorter duration may be required by laws, in particular tax laws, applicable to such Participants.

9.   PRICE OF EXERCISE OF OPTIONS
     ----------------------------

9.1  Share subscription price

     The subscription price of each Share to be issued pursuant to exercise of an Option shall be determined by the Board within the limits set in the Shareholders Authorisation and the provisions of the laws and regulations applicable.

     The Options granted will be subject to the following rules:

     o The subscription price for each new Share shall be not less than 85% of the average closing price for the InfoVista shares on the French Nouveau Marche over the 20 trading days of the said stock market immediately prior to the Grant Date of the Options.

     o If the shares should cease to be listed on a regulated stock market and the "ADS" should cease to be listed on the NASDAQ, the subscription price of each Share shall be determined by the Board within the limitations of the laws and regulations in force at the Grant Date, with reference to the Board's estimation of the company's economic value based on the trading profits of the last tax year and the projections for the next tax year. It will be not less than the issue price for a Share utilised at the date of the last increase in share capital prior to the Grant Date.

     o In the event that the subscription price set applying the terms mentioned above were fixed by the Board in US Dollars, the issue price for a Share will be converted into euros, by taking the Noon Buying Rate for euros of the Federal Reserve Bank of New York the day before the Grant Date of the Options by the Board.

     The subscription price, determined as above, may only be modified if, during the period during which the Options can be exercised, the Company completes one of the financial or other share operations envisaged by article 225-181 of the French Commercial Code, and in articles 174-8 et seq. of the Decree of March 23, 1967. In such an event, the Board will, in accordance with the legal conditions and regulations applicable, adjust the price and the


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
                                                                       Core Plan


     number of Shares which may be subscribed on the exercise of Options, to take into account of the impact of the operation in question.

9.2  Payment for the Shares

     The terms of payment for the Shares to be issued upon exercise of each Option shall be determined by the Board at each Grant Date.

     Unless provided otherwise in the Option Agreement, the Shares shall be entirely paid for when subscribed to by each Participant, such payment to take place by cheque, bank wire transfer or set off with liquidated, certain and due debts of the Company to the Participant.

     In all cases, Shares shall be paid for in French francs or Euros.

9.3  Exercise of the Options and Tax & other liabilities

     Within thirty (30) days after an Option has been exercised by any Participant, the Board, on behalf of the Company shall allot to him (or a nominee chosen by that Participant) or, as appropriate, procure the transfer to him (or a nominee chosen by that Participant) of the number of Shares in respect of which the Option has been exercised, provided that:

     (i) the Board considers that the issue or the transfer thereof would be lawful in the jurisdiction in question; and

     (ii) in the event that the Company or any Affiliated Company or any other company ("the Taxed Company") is obliged to (or may suffer a disadvantage if it were not to) account for any tax or other charge (in any jurisdiction) for which the Participant in question is liable by virtue of the exercise of the Option and/or for any social security contributions recoverable from the Participant (together, "the Liability" ), provided that Participant has either:

          o made a payment to the Taxed Company to an amount equal to the Liability ; or

          o entered into an arrangement acceptable to the Taxed Company to secure that the payment of the liability is made (whether by authorising the sale of some or all of the Shares on its behalf and the payment to the Taxed Company of the Liability out of the proceeds of sale or otherwise).

9.4  Indemnity

     If, as a result of the grant of Options, exercise of Options or resultant sale of the Shares, the Company or any Affiliated Company is liable for taxes, employee related social charges or other financial charge, the Participant shall fully indemnify the Company or any Affiliated Company in respect of all such amounts payable by the Company or any Affiliated Company to the fullest extent permissible by the legislation applicable to the Participant, for example where such applicable legislation limits the imposition of such charges upon the Participant.


10   EXERCISE OF OPTIONS
     -------------------

10.1 Exercise procedure; Rights of Participants who become Shareholders

     Any Option granted hereunder shall be exercised in accordance with the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Option Agreement or, in default thereof, in the Local Plan.

     No Option may be exercised for a fraction of a Share.


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                                                                       Core Plan


     An Option shall be deemed exercised when the Company (or a company officer) receives: (i) written notice of exercise (in accordance with the provisions of the Option Agreement) together with a share subscription form duly executed by the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the latter, in the name of the Participant and his or her spouse, provided such spouse first executes all undertakings and agreements the execution of which constitute conditions precedent to the exercise of the Option or issuance of the relevant Shares.

     Upon exercise of an Option, the Shares issued to the Participant shall be assimilated with all other Shares of the Company which fall within the same class and shall qualify for dividends for the fiscal year during the course of which the Option was exercised.

     All Options granted shall decrease the number of Shares which are thereafter available for the purposes of the Plan, by the number of Shares to which the Option entitles the Participant to subscribe.

10.2 Exercise dates

     At the date on which an Option is granted, the Board shall set the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. For instance, the Board may provide that an Option may not be exercised until the completion of a minimum period of employment.

     Unless provided otherwise in the Option Agreement, no Participant may exercise his Options prior to the first anniversary of the Grant Date. As from such first anniversary and until the second anniversary of the Grant Date, the Participant shall be entitled to exercise up to 25 % of his Options (granted at the Grant Date), in order to subscribe at most to 25 % of the Shares to which his Options entitle him, provided that he maintains his Continuous Status as an Eligible Person during the entire period.

     From the second anniversary of the Grant Date of his Options and until the 183rd day following such anniversary, the Participant may exercise up to 50 % of his Options (granted at the relevant Grant Date) so as to subscribe to at most 50% of the Shares to which his Options entitle him, provided that he maintains his Continuous Status as an Eligible Person for the entire period. Any Shares subscribed prior to the second anniversary of the Grant Date shall be taken into account for the computation of the 50% limit provided for above.

     During the 182 days preceding the third anniversary of the Grant Date of his Options, the Participant may exercise up to 75 % of his Options (granted at the relevant Grant Date) so as to subscribe at most 75 % of the Shares to which his Options entitle him, provided that he maintains his Continuous Status as an Eligible Person for the entire period. Any Shares previously subscribed shall be taken into account for the computation of the 75% limit provided for above.

     As of the third anniversary of the Grant Date of his Options, the Participant may exercise all his Options granted at such Grant Date, provided that he maintains his Continuous Status as an Eligible Person for the entire period.

     Should a Participant be granted Options at different Grant Dates, the above progressive vesting rule will apply respectively to each group of Options granted to the Participant, taking each such Grant Date individually.


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                                                                       Core Plan


10.3 Loss of the continuing Status as an Eligible Person. Termination of an Eligible Person's employment contract or office.

     Upon loss by a Participant of his Continuous Status as an Eligible Person, other than upon the Participant's Disability or death, the Participant may exercise his or her Option, but only within such period of time as is specified in the Option Agreement and for such number of Shares as he was entitled to subscribe to (pursuant, in particular, to section 10.2 above) as of the date of such loss.

     Unless provided otherwise in the Option Agreement in question, the Option may be exercised during a period of one (1) calendar month following the loss by the Participant of his Continuous Status as an Eligible Person. For the purpose of computing such calendar month and the number of Shares to which the Participant may subscribe, this loss shall be deemed to have taken place at the date of termination of office or employment or at the date of the Participant's resignation, without taking into account any advance notice period nor the effective dates of such termination or resignation.

     The date of termination of office shall be the date of the shareholders' meeting or Board meeting at which such termination of office shall be decided upon. The date of termination of employment shall be either the date of dispatch by the Company (or any Affiliated Company thereof) to the relevant Participant of his notice of termination or the date upon which such notice shall be hand delivered to such Participant. The date of resignation from employment shall be either the date of dispatch by the relevant Participant to the Company (or any Affiliated Company thereof) of his notice of resignation or the date upon which such notice shall be hand delivered by such Participant to the person he reports to within the Company (or any Affiliated Company thereof). ln the absence of such a written resignation, the resignation date shall be the date at which the Participant shall be deemed to have resigned under applicable labour laws.

     The date of resignation from office shall be, as the case may be, the date of dispatch or hand delivery of his resignation notice by the relevant Participant to the Company (or any Affiliated Company thereof) or the date of the shareholders' meeting or Board meeting in the course of which the relevant Participant shall have resigned.

     Should the relevant Participant fail to subscribe to all the Shares he was entitled to pursuant to the above within the time period determined as provided for above, the relevant Shares not subscribed to will become available again to be subject to new Options to be granted to other Eligible Persons under the Plan.

10.4 Disability of a Participant

     Should a Participant lose his Continuous Status as an Eligible Person as a result of Disability, he may exercise his Option at any time within three
     (3) calendar months from the date of such loss, but only for such number of Shares as such Participant was entitled to subscribe to as of the date of such loss.

     Should the relevant Participant fail to subscribe to all the Shares he was entitled to pursuant to the above within the time period determined as provided for above, the relevant Shares not subscribed to will become available again to be subject to new Options to be granted to other Eligible Persons under the Plan.

10.5 Death of a Participant

     In the event of the death of a Participant during the duration of his Option, the Option may be exercised at any time within six (6) calendar months following the date of death, by the Participant's heirs but only for

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
                                                                       Core Plan


     such number of Shares as such Participant was entitled to subscribe to as of the date of his death.

     Should the relevant Option not be exercised for the entire number of Shares computed pursuant to the above within the time period determined as provided for above, the relevant Shares not subscribed to will become available again to be subject to new Options to be granted to other Eligible Persons under the Plan.

10.6 Suspension of the right to exercise options

     Where the Company is in negotiations which may result in a Change of Control or is carrying out any financial operation, the Board may impose a suspension period not exceeding 6 months from the date that the public is informed of such negotiations or operation in accordance with the relevant COB rules, during which Options may not be exercised even if they are exercisable pursuant to Section 10.2,.

11.  NON-TRANSFERABILITY OF OPTIONS
     ------------------------------

     An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or in accordance with the laws governing inheritance and may be exercised, during the lifetime of the Eligible Person, only by the latter.

12.  ADJUSTMENTS UPON CHANGES IN CAPITAL, DISSOLUTION, MERGER OR SALE OF ASSETS
     --------------------------------------------------------------------------

12.1 Modifications to the capital of the Company

     Should the Company carry out any of the financial  operations  mentioned in
     Article 225-181 of the French Commercial Code, the Board shall adjust the number and price of the Shares subject to the Options granted in the manner provided by Articles 174-8 et seq. of the French Decree No. 67-236 of March 23,1967.

12.2 Merger, Dissolution or Liquidation of the Company

     In the event of the dissolution or liquidation of the Company, any Option not fully exercised shall be terminated immediately prior to the effective date of such proposed operation, unless decided otherwise by the Board.

12.3 Change of Control of the Company

     In the event of a Change of Control or a Take-over Bid (hereinafter the "Event"), the following shall apply to all Options which have been granted under the Plan and have not lapsed at the date of the Event:

     (a) the Board shall be entitled to decide within 2 months following the date of the Event, that all such Options shall become immediately exercisable in full within a 30 day period. All options which have not been exercised after that period shall be terminated pursuant to section 12.3(b);

     (b) unless otherwise decided by the Board, all such Options shall be terminated within 3 months of the date of the Event;

     (c) the Board shall consult with the Acquiring Company, with a view to proposing to the Participants alternatives to termination of such Options, including, but not limited to Cash Compensation or New Options;


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
                                                                       Core Plan


     (d) if the Acquiring Company should decide to offer to the Participants alternative solutions to termination of such Options, it shall not be obliged to offer the same solution to all Participants nor shall it be obliged to treat Options which are exercisable pursuant to Section
          10.2 in the same manner as Options which are not so exercisable at the date of the Event. In particular, the Acquiring Company may choose to offer Cash Compensation immediately for Options which have vested and offer Cash Compensation (at the same a different rate) as and when the Options vest under the Plan.


13.  GRANT DATE
     ----------

     Notice of Grant shall be provided to each Participant within a reasonable time after the Grant Date.

     However, Options may not be granted during the twenty trading days on the Stock Exchange following the issuance of dividend rights or rights to participate in an increase in capital.

14.  AMENDMENT AND TERMINATION OF THE PLAN
     -------------------------------------

     The Board may at any time amend, suspend or terminate the Plan.

     The Company shall obtain shareholder approval of any amendment to the Plan to the extent necessary and desirable to comply with any legislative requirements applicable. Such shareholder approval, if required, shall be obtained in such a manner and in the conditions required by any legislation applicable.

     No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless agreed to in a written agreement signed by the Participant and the Company.

15.  CONDITIONS APPLICABLE UPON ISSUANCE OF SHARES
     ---------------------------------------------

15.1 Legal Compliance

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law and regulations applicable, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

15.2 Investment Representations

     The Board may require the person exercising such Option to represent and warrant at the time of any such exercise, as a condition of the exercise of an Option that the Shares are being subscribed only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.  SHAREHOLDER APPROVAL
     --------------------

     The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of the date upon which the Plan was adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under the provisions of the French Commercial Code.

17.  LAW AND JURISDICTION AND LANGUAGE
     ---------------------------------

                                                                       Core Plan


     This Core Plan shall be governed by and construed in accordance with the laws of France. The Tribunal de Commerce of Evry, France, or should this court not be competent, the Tribunal de Grande Instance of Evry, France, shall have sole jurisdiction to determine any claim or dispute arising in connection herewith.

     The Company, the Board and the Participants recognise that the Core Plan has been prepared in the French language. As a result, any English version hereof is for information purposes only and will bind neither the Company, nor the Board nor the Participants.

                                                              International Plan


                               INFOVISTA S.A. 2001
                               -------------------
                             U.S. STOCK OPTION PLAN
                             ----------------------

        Schedule 2 to the InfoVista S.A. 2001 Employee Stock Option Plan
        ----------------------------------------------------------------






1.   Definitions

1.1  "Code" means the United States Internal Revenue Code of 1986, as amended.

1.2 "Common Stock" means an O-share (share of common stock) issued by the Company the nominal value of which is 0,54 Euro.

1.3 "Eligible Person" means any person who is (a) an Employee or (b) hired to be an Employee.

1.4 "Employee" means any person determined by the Board to be an employee of the Company or an Affiliated Company.

1.5 "Exercise Price" means the price per Share at which an Option may be exercised.

1.6 "Fair Market Value" means, unless otherwise determined by the Board, if the Shares are traded on a national securities exchange or automated dealer quotation system in the United States, the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Board may select, or, if such price quotations for Shares are not then reported, then the fair market value of a Share, as determined by the Board pursuant to a reasonable method adopted in good faith for such purpose.

1.7 "Incentive Stock Option" means an Option granted under this Plan that the Board designates as an incentive stock option under Section 422 of the Code.

1.8 "Non-Employee Director" means any member of the Company's or an Affiliate Company' s Board of Directors who is not an Employee.

1.9 "Non statutory Stock Option" means an Option granted under this U.S. Plan that is not an Incentive Stock Option.

1.10 "Option" means an option to purchase Shares granted under this U.S. Plan.

1.11 "Section 422 Employee" means an Employee who is employed by the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Section 424(e) and (f) of the Code) with respect to the Company.

1.12 "Share" means (a) an American Depository Share covering one share of Common Stock or (b) a share of Common Stock.

1.13 "Ten-Percent Stockholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Section 424(e) and (f) of the Code) with respect to the Company.

1.14 Capitalised terms not otherwise defined herein shall have the meaning specified in the Core Plan.

                                                              International Plan


2.   Applicability of the Core Plan

     Save as in this U.S. Plan specified otherwise, all the terms and provisions of the Core Plan shall apply mutatis mutandis to the granting of stock options under the U.S. Plan.


3.   Eligibility

     Options may be granted under this U.S. Plan only to Eligible Persons; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees on the Grant Date.


4.   Options

4.1 Options granted under this U.S. Plan to Eligible Persons shall be either Incentive Stock Options or Non statutory Stock Options, as designated by the Board; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Grant Date. Each Option granted under this U.S. Plan shall be clearly identified either as a Non statutory Stock Option or an Incentive Stock Option.

4.2 The Exercise Price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, on the Grant Date, is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

4.3 The duration under Section 7 of the Core Plan of an Incentive Stock Option granted to a Ten-Percent Stockholder shall not exceed five (5) years from the Grant Date.

4.4 To the extent that, during any calendar year, an Incentive Stock Option becomes exercisable for the first time with respect to Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code or if all or any portion of the Option otherwise does not qualify as an incentive stock option under Section 422 of the Code, (a) the Option shall, to such extent, be treated as a non statutory stock option and not as an incentive stock option, and (b) upon any exercise of the Option, the Participant shall be required to designate the extent to which the exercise of the Option is with respect to that portion, if any, of the Option that is a non statutory stock option and that portion, if any, of the Option that is an incentive stock option. If, as of the same date, a Participant exercises an Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a non statutory stock option, the Company shall cause separate receipts or certificates to be issued to the Participant representing (a) those Shares that were acquired pursuant to the exercise of an incentive stock option, and (b) those Shares that were acquired pursuant to the exercise of a non statutory stock option.


5.   Capital Adjustments

     In the event of any change in the outstanding American Depository Shares covering Common Stock or in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalisation, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Board may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, and (b) the Exercise Price of Options.

                                                              International Plan


6.   Withholding


     The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. Unless otherwise provided by the Board, and subject to any rules prescribed by the Board, a Participant may satisfy any such withholding tax obligation by either of the following means or by a combination of such means: (a) check or wire transfer, or (b) authorising the Company to withhold Shares otherwise issuable to the Participant.




7.   Non transferability


     Options granted under this U.S. Plan shall not be transferable except by will, the laws of descent and distribution, or to the extent required by applicable law.




8.   Amendment and Termination of the U.S. Plan

8.1  Section 14 of the Core Plan shall apply mutatis mutandis to the U.S. Plan.

8.2 After making any amendment to the U.S. Plan under rule 8.1 above, the Board shall notify any Participant affected thereby in writing as soon as reasonably practicable.

8.3 In accordance with the Board's powers under section 5 of the Core Plan, the Board shall if it deems necessary delegate authority to any one or more of the officers of the Company to be responsible for the administration of the U.S. Plan.






                                                                              14